UNITED STATES

SECURITIES EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 31, 2014

ERF WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27467	76-0196431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

     2911 South Shore Blvd., Suite 100, League City, Texas 77573

(Address of principal executive offices )         (Zip Code)

          (281) 538-2101

Registrant's telephone number, including area code

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Securities and Trading Markets

ITEM 1.01  Entry into a Material Definitive Agreement

The registrant, ERF Wireless, Inc. is referred to herein as “we”, “our” or “us”.

On October 31, 2014, we completed a Master Lease finance Agreement with WISPer Ventures Leasing, LLC to obtain up to $2,500,000 of a three-year debt financing in a series of financing tranches issued at our request in minimum increments of $250,000 each. Under the terms of the agreement, WISPer Ventures Leasing, LLC will hold a Senior Lender position and will file a UCC1 on all of our assets not already encumbered.

ITEM 1.02 (a) TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

Item 1.02 Termination of a Material Definitive Agreement

The registrant, ERF Wireless, Inc. is referred to herein as “we,” “our” or “us,”

On November 3, 2014, we terminated our April 24, 2014, Settlement Agreements and Stipulation with IBC Fund, LLC (“IBC”) previously disclosed and documented in our September 5, 2014, 8-K filing and simultaneously repaid the remaining balance of that convertible debenture as well as the associated prepayment penalty.

On November 3, 2014, we terminated our January 29, 2014, Settlement Agreements and Stipulation with CP US Income Group, LLC (“CP”) previously disclosed and documented in our September 5, 2014, 8-K filing, and simultaneously repaid the remaining balance of that convertible debenture as well as the associated prepayment penalty.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERF Wireless, Inc.

By: /s/ H. Dean Cubley

Dr. H. Dean Cubley,

Chief Executive Officer

DATE: November 5, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	ERF Wireless Begins Repayment and Termination of Convertible Debt